       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 13, 1997
                                                      REGISTRATION NO. 333-
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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                ______________________

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                ______________________

                               FSI INTERNATIONAL, INC.
                (Exact name of registrant as specified in its charter)

              MINNESOTA                                          41-1223238
    (State or other jurisdiction of                           (I.R.S. Employer
     incorporation or organization)                          Identification No.)

        322 LAKE HAZELTINE DRIVE                                    55318
            CHASKA, MINNESOTA                                    (Zip Code)
(Address of principal executive offices)

                               FSI INTERNATIONAL, INC.
                               1994 OMNIBUS STOCK PLAN
                               (Full title of the plan)

                                   JOEL A. ELFTMANN
                   CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               FSI INTERNATIONAL, INC.
                               322 LAKE HAZELTINE DRIVE
                               CHASKA, MINNESOTA 55318
                       (Name and address of agent for service)

                                    (612) 448-5440
            (Telephone number, including area code, of agent for service)
                                ______________________

                           CALCULATION OF REGISTRATION FEE

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                                                                Proposed
                                           Proposed             Maximum
Title of                  Amount            Maximum            Aggregate          Amount of
Securities to             to be          Offering Price         Offering        Registration
be Registered          Registered(1)     Per Share(1)(2)       Price(1)(2)           Fee
------------------------------------------------------------------------------------------------
Common Stock,            500,000
without par value         Shares         $14.6875              $7,343,750.00   $2,225.38
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

(1) This Registration Statement relates to an additional 500,000 shares of Common Stock to be offered pursuant to the registrant's 1994 Omnibus Stock Plan, for which 1,000,000 shares of Common Stock have previously been registered pursuant to the registrant's Registration Statement
     No. 33-77854.

(2) Estimated solely for the purpose of the registration fee pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933, as amended, and based on the average of the high and low sale prices per share of the registrant's Common Stock on January 7, 1997, as reported on the Nasdaq National Market System.

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

                                       PART II

                   INFORMATION REQUIRED BY GENERAL INSTRUCTION E OF
                           FORM S-8 REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are incorporated in this Registration Statement by reference the contents of the registrant's Registration Statement No. 33-77854.

ITEM 8.  EXHIBITS (REQUIRED OPINIONS AND CONSENTS).

     EXHIBIT     DESCRIPTION
     -------     -----------
       5         Opinion of Faegre & Benson LLP.

      23.1       Consent of Faegre & Benson LLP (included in Exhibit 5).

      23.2       Consent of KPMG Peat Marwick LLP.

      99         FSI International, Inc. 1994 Omnibus Stock Plan, as amended.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chaska, State of Minnesota, on December 31, 1996.

                                       FSI INTERNATIONAL, INC.


                                       By /s/ Benno G. Sand
                                         ------------------------------------
                                         Its Executive Vice President,
                                             Chief Financial Officer
                                            ---------------------------------

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                         TITLE                                             DATE
---------                         -----                                             ----

 /s/ Joel A. Elftmann             Chairman, President, Chief Executive              December 31, 1996
------------------------------    Officer, and Director
Joel A. Elftmann                  (Principal Executive Officer)


 /s/ Benno G. Sand                Executive Vice President, Chief Financial         December 31, 1996
------------------------------    Officer, and Secretary
Benno G. Sand                     (Principal Financial and Accounting Officer)


 /s/ James A. Bernards            Director                                          December 31, 1996
------------------------------
James A. Bernards

 /s/ Neil R. Bonke                Director                                          December 31, 1996
------------------------------
Neil R. Bonke

 /s/ Terence W. Glarner           Director                                          December 31, 1996
------------------------------
Terence W. Glarner

 /s/ Joanna T. Lau                Director                                          December 31, 1996
------------------------------
Joanna T. Lau

 /s/ Robert E. Lorenzini          Director                                          December 31, 1996
------------------------------
Robert E. Lorenzini

 /s/ William M. Marcy             Director                                          December 31, 1996
------------------------------
William M. Marcy

 /s/ Charles R. Wofford           Director                                          December 31, 1996
------------------------------
Charles R. Wofford


                                  INDEX TO EXHIBITS




EXHIBIT                            DESCRIPTION
-------                            -----------
  5           Opinion of Faegre & Benson LLP.............................   Filed Electronically

 23.1         Consent of Faegre & Benson LLP (included in Exhibit 5).....   Filed Electronically

 23.2         Consent of KPMG Peat Marwick LLP...........................   Filed Electronically

 99           FSI International, Inc. 1994 Omnibus Stock Plan, as
              amended....................................................   Filed Electronically
